CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Auditors" and "Financial Statements and Experts" and to the use of our reports on Dreyfus Premier Future Leaders Fund and Dreyfus Premier International Value Fund dated October 10, 2003, which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Growth and Value Funds, Inc.

ERNST & YOUNG LLP

New York, New York
December 11, 2003

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Form N-14 filing under the Securities Act of 1933, of our report dated May 9, 2003, appearing in the annual report to shareholders of The Bear Stearns Funds for the fiscal year ended March 31, 2003, relating to The Bear Stearns Funds, S&P STARS Opportunities Portfolio, The Insiders Select Fund, Intrinsic Value Portfolio, Small Cap value Portfolio, Alpha Growth Portfolio, and International Equity Portfolio, and to the references to us under the hearings "Independent Auditors" and "Financial Statements and Experts" in each Summary and "4. Representations and Warranties" and "6. Conditions Precedent to Obligations of the Acquiring Fund" in each Exhibit A, which are part of such filing.

DELOITTE & TOUCHE LLP

Philadelphia, Pennslyvania
December 9, 2003